As filed with the Securities and Exchange Commission on March 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_____________________

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

_____________________

Ohio	34-0778636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1293 South Main Street

Akron, Ohio 44301

(330) 253-5592

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

Michael McGaugh

President and Chief Executive Officer

1293 South Main Street

Akron, Ohio 44301

(330) 253-5592

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________

Copy to:

J. Bret Treier

Vorys, Sater, Seymour and Pease LLP

106 South Main Street

Suite 1100

Akron, OH 44308

(330) 208-1000

_____________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

_____________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value
Serial Preferred Stock, without par value
Debt Securities
Depositary Shares(3)
Warrants(4)
Subscription Rights(5)
Purchase Contracts
Units
Total	$400,000,000(6)	—	$400,000,000	$43,640 (7)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities registered hereunder include an indeterminate number of common stock and/or preferred stock as may be issued upon stock splits, stock dividends or similar transactions. Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, the securities registered hereunder include an indeterminate number of shares of common stock and/or preferred stock as may be issued upon conversion, exchange and/or redemption of the preferred stock, debt securities, warrants, subscription rights, purchase contracts, or stock purchase units, as the case may be. Separate consideration may or may not be received for any shares of common stock or preferred stock so issued upon conversion, exchange or redemption.

(2)

The proposed maximum offering price per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Each depositary share will represent a fractional interest of a preferred stock.
(4)	Warrants to purchase debt securities, common stock, preferred stock, depositary shares or units of two or more of those securities.
(5)	Rights evidencing the right to purchase debt securities, common stock, preferred stock or depositary shares.
(6)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $400,000,000.

(7)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

_____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy the securities in any state where the offer or sales are not permitted.

Subject to Completion, dated March 11, 2021

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may offer and sell up to $400,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

If any securities are to be listed or quoted on a securities exchange or quotation system, our prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MYE.” On March 10, 2021, the last reported sale price of our common stock on the NYSE was $23.98 per share.

_____________________

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE SECTION CAPTONED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS, ANY RISK FACTORS IN ANY APPLICABLE PROSPECTUS SUPPLEMENT, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. ___________________

The date of this prospectus is                     , 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $400,000,000 (or the equivalent of this amount in foreign currencies or foreign currency units) as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement as well as any other offering material may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering material (including any free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor any underwriter has authorized any other person to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Myers,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Myers Industries, Inc. and its consolidated subsidiaries, unless otherwise specified.

Our logo, “Myers” and other trademarks or service marks of Myers Industries, Inc. appearing in this prospectus are the property of Myers Industries, Inc. and our subsidiaries. Solely for convenience, our trademarks and trade names referred to in this prospectus appear without the ™ symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and trade names.

Our principle executive offices are located at 1293 South Main Street, Akron, Ohio 44301 and our telephone number at this address is (330) 253-5592.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The address for the SEC’s website is www.sec.gov.

We make available, free of charge, on our website at http://www.myersindustries.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are furnished and not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•Myers Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed March 11, 2021;

•The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, from our definitive proxy statement for our 2020 annual meeting of stockholders filed on March 23, 2020;

•Myers Industries, Inc. Current Reports on Form 8-K, filed with the Commission on January 27, 2021 and February 16, 2021 only to the extent filed and not furnished; and

•The description of Myers Industries Inc.’s common stock, which is contained in Exhibit 4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed March 11, 2021, and as amended by any subsequent amendments and reports filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Myers Industries, Inc.

1293 S. Main Street

Akron, Ohio 44301

(330) 253-5592

Attention: Investor Relations

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management and expected market growth are forward-looking statements. In some cases, you can identify these statements by the fact that they include words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are not statements of historical facts and represent only our current expectations regarding such matters. These statements inherently involve a wide range of known and unknown uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include those set forth below and other important factors disclosed previously and from time to time in our other filings with the SEC. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

•the ultimate impact the coronavirus (“COVID-19”) pandemic has on our business, results of operations, financial position and liquidity;

•the uncertainty of the global economic environment;

•raw material availability and pricing;

•risks inherent in pursuing our strategic growth initiatives, including integration and other risks involved in past and possible future acquisitions;

•general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services;

•changes in our relationships with customers and suppliers;

•the financial condition of our customers, including the impact of any bankruptcies;

•changes in general economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises, such as tariffs and surcharges;

•adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; public health issues, including the outbreak of COVID-19 and its impact on our facilities and operations and our customers and suppliers;

•disruptions, uncertainties or volatility in the credit markets that may limit our access to capital;

•increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers;

•current and future environmental and other governmental laws and requirements affecting our business;

•our dependence on key management;

•our dependence on information systems;

•our ability to develop and market new products;

•our ability to protect our intellectual property rights;

•our ability to maintain adequate insurance to protect against potential hazardous incidents to our business; and

•any risk factors referred to elsewhere in this prospectus or in any accompanying prospectus supplement

ABOUT MYERS INDUSTRIES, INC.

Myers Industries, Inc. (the “Company”) was founded in 1933 and is headquartered in Akron, Ohio. The terms “Myers Industries,” “Company,” “we,” “us,” or “our” wherever used herein refer to the Company, unless the context indicates to the contrary. Since its founding, the Company has grown from a small storefront distributing tire service supplies into an international manufacturing and distribution enterprise. In 1971, the Company went public, and the stock is traded on the New York Stock Exchange under the ticker symbol MYE.

The Company is a leader in the manufacturing of plastic reusable material handling containers and pallets, and plastic fuel tanks as well as the largest distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the United States.

As of December 31, 2020, the Company operated fifteen manufacturing facilities, five sales offices, five distribution centers and three distribution branches located throughout North and Central America; and has approximately 2,400 employees.

Serving customers around the world, Myers Industries’ brands provide safety and efficiency solutions to a wide variety of customers in diverse niche markets. Myers Industries’ diverse products and solutions help customers improve shop productivity with point of use inventory, store and transport products more safely and efficiently, improve sustainability through reuse, lower overall material handling costs, improve ergonomics for their labor force, eliminate waste and ultimately increase profitability.  Myers Industries’ employees think and act like owners, implementing long term improvements both internally and for their customers.

The Company’s business strategy is focused on transforming its Material Handling Segment into a high-growth, customer-centric innovator of engineered plastic solutions while continuing to optimize and grow the Distribution Segment. Myers Industries’ long-term plan is comprised of three, three-year horizons, each outlining specific actions to drive profitable revenue. Actions during the first horizon are focused on four strategic pillars:

•driving organic growth through sales and commercial excellence, innovation and e-commerce;

•operational excellence through initiatives in purchasing, pricing and selling, general and administrative (“SG&A”) expense optimization;

•complementing our organic growth through bolt on acquisitions that can expand our opportunities in current and adjacent markets; and

•developing a high-performance mindset and culture.

The Company conducts its business activities in two distinct business segments, Material Handling and Distribution, consistent with the manner in which the Company’s Chief Operating Decision Maker evaluates performance and makes resource allocation decisions.

In the Material Handling Segment, the Company designs, manufactures, and markets a variety of plastic and metal products. These range from plastic reusable material handling containers and small parts storage bins to plastic recreational vehicle (“RV”) tanks and parts, marine tanks and parts, portable plastic fuel tanks and water containers, portable marine fuel containers, ammunition containers, storage totes, bulk shipping containers and metal carts and cabinets. The Material Handling Segment conducts operations in the United States and Canada. The Material Handling Segment serves the industrial manufacturing, food processing, retail/wholesale products distribution, agriculture, automotive, recreational vehicles, marine vehicles, healthcare, appliance, bakery, electronics, textiles, consumer markets, among others. Products are sold both directly to end-users and through distributors.

The Distribution Segment is engaged in the distribution of tools, equipment and supplies used for tire, wheel and undervehicle service on passenger, heavy truck and off-road vehicles and the manufacturing of tire repair materials and custom rubber products. The Distribution Segment also manufactures and sells permanent and temporary reflective highway marking tape. The Distribution Segment operates domestically through its sales offices and five regional distribution centers in the United States, and in certain foreign countries through export sales as well as branch operations principally in Central America. The Distribution Segment serves retail and truck tire dealers, commercial auto and truck fleets, auto dealers, general service and repair centers, tire retreaders, and government agencies.

Our principle executive offices are located at 1293 South Main Street, Akron, Ohio 44301 and our telephone number at this address is (330) 253-5592.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider any risk factors contained in any applicable prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and any material changes to those risk factors set forth in a Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sale of our securities to which this prospectus relates for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, investments, additions to working capital, and capital expenditures. Additional information on the use of net proceeds from the sale of our securities to which this prospectus relates may be set forth in a prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

The following summary describes the terms and provisions of our capital stock and the material provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Code of Regulations, and of the Ohio General Corporation Law. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our Amended and Restated Articles of Incorporation and our Amended and Restated Code of Regulations, copies of which are incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information; Incorporation by Reference.” As used in this “Description of Capital Stock” the terms “we”, “our,” and “us” refer only to Myers Industries, Inc. and not, unless otherwise indicated, to any of our subsidiaries.

General

The Company’s authorized capital stock consists of 61,000,000 shares. Our authorized capital stock consists of 60,000,000 shares of common stock, without par value (“Common Stock”), and 1,000,000 shares of Serial Preferred Stock, without par value (the “Preferred Stock”). All of our outstanding shares of Common Stock are fully paid and non-assessable.

Common Stock

Exchange and Trading Symbol. Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “MYE.”

Voting Rights. Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Our shareholders do not have cumulative voting rights in the election of directors. Under the current “plurality voting” standard of the Ohio General Corporation Law, director nominees who receive the greatest number of affirmative votes are elected.

Except as otherwise provided by the Company’s Amended and Restated Articles of Incorporation, Amended and Restated Code of Regulations, or applicable provisions of Ohio law, any other matter brought to a vote of the shareholders is determined by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company.

Dividends. Subject to preferences that may be applicable to any then outstanding Preferred Stock, holders of our Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities, subject to any preferential rights of any then outstanding shares of Preferred Stock.

Rights and Preferences. Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions or restrictions on alienability applicable to our Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future.

Serial Preferred Stock

Our Board of Directors has the authority, without any further vote or action by our shareholders, subject to certain limitations prescribed by law and the rules and regulations of the NYSE, to issue up to 1,000,000 shares of Serial Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, terms of redemption, liquidation preferences, sinking fund terms, conversion rights and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock. Holders of Preferred Stock are entitled to one vote per share and holders of Common Stock and Preferred Stock vote together as a single class.

The rights of the holders of Common Stock will generally be subject to the prior rights of the holders of any outstanding Preferred Stock with respect to dividends, liquidation preferences and other matters. Our Board of Directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock could have the effect of decreasing the market price of our Common Stock. The issuance of Preferred Stock also could have the effect of delaying, deterring or preventing a change in control without further action by our shareholders.

Corporate Governance

Size of Board; Election of Directors. The number of directors shall be a number not less than seven and not more than fifteen, and shall be determined from time to time (i) by resolution adopted by the affirmative vote of a majority of the directors, or (ii) at any annual or special meeting of shareholders called for that purpose at which a quorum is present. The directors shall be elected at the annual meeting of shareholders in accordance with the provisions of the Amended and Restated Code of Regulations, except as provided in the Amended and Restated Code of Regulations, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Any vacancy on the Board of Directors may be filled by a vote of a majority of the directors then in office, even if the directors then in office constitute less than a majority of the whole authorized number of Directors. The Company’s Board of Directors is not classified.

Special Meetings of Shareholders. Special meetings of our shareholders may be called at any time by the chairman of our Board of Directors, by our president, the Board of Directors acting at a meeting, by a majority of the Board of Directors acting without a meeting, or by persons who hold at least 50% of the outstanding shares of Common Stock entitled to vote.

Written Consent of Shareholders. Any action that may be authorized or taken at a meeting of the shareholders or of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by all the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose, or all the directors, respectively, which writing or writings shall be filed with or entered upon the records of the Company.

Amendment of the Amended and Restated Code of Regulations. The Amended and Restated Code of Regulations may be amended by (i) the Board of Directors to the extent permitted by the Ohio General Corporation Law or (ii) the shareholders, upon the affirmative vote or written consent of the holders of the majority of the shares entitled to vote thereon, which amendment shall be filed with or entered upon the records of the Company and provided to each shareholder entitled to vote and did not participate in the adoption of such amendment.

Anti-Takeover Effects of Articles, Regulations and the Ohio General Corporation Law. Certain provisions of Ohio law and our Amended and Restated Articles of Incorporation may have the effect of discouraging or rendering more difficult an unsolicited acquisition of a corporation or its capital stock by means of a tender offer, open market purchase, proxy fight or otherwise, to the extent the corporation is subject to those provisions. We have opted out of one such provision. We remain subject to the remaining provisions, which are described below.

The Company is subject to Chapter 1704 of the Ohio Revised Code, referred to as the Ohio merger moratorium statute. The statute prohibits certain “Chapter 1704 transactions” between an “issuing public corporation” (such as the Company) and a person that beneficially owns 10% or more of the outstanding voting power of the corporation in the election of directors (an “interested shareholder”). “Chapter 1704 transactions” involve a broad range of transactions, including mergers, consolidations, combinations, liquidations, recapitalizations and other transactions between an issuing public corporation and an interested shareholder.

Such “Chapter 1704 transactions” are generally prohibited for three years following the date on which the interested shareholder acquired its 10% of the voting power in the election of directors of the issuing corporation (the “share acquisition date”), unless, prior to the interested shareholder’s share acquisition date, the corporation’s board of directors approves (i) the Chapter 1704 transaction, or (ii) the purchase of the 10% ownership interest by the interested shareholder on the interested shareholder’s share acquisition date.

After the initial three year moratorium, “Chapter 1704 transactions” with an interested shareholder are prohibited, unless (i) the board of directors approved the purchase of the 10% ownership interest by the interested shareholder on the interested shareholder’s share acquisition date, (ii)  the transaction is approved by the affirmative vote of the holders of shares of the corporation entitled to exercise at least two-thirds of the voting power of the corporation in the election of directors, or of such different proportion as the articles of incorporation may provide, including the approval of the affirmative vote of the holders of at least a majority of the disinterested shares, or (iii) the transaction results in shareholders, other than the interested shareholder, receiving a fair price as set forth under Chapter 1704.

Section 1707.041 of the Ohio Revised Code regulates certain “control bids” for corporations in Ohio with certain concentrations of Ohio shareholders and permits the Ohio Division of Securities to suspend a control bid if certain information is not provided to offerees.

Requirements for Advance Notification of Shareholder Nominations and Proposals. Our Amended and Restated Code of Regulations establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. The advance notice provisions require that a shareholder proposal for a director nomination be received by the secretary of the Company not less than 90 days nor more than 120 days prior to the one year anniversary date of the immediately preceding annual meeting of shareholders. In the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder, in order to be timely, must be received no later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. A shareholder wishing to directly nominate an individual to serve as a director must follow the procedure outlined in our Amended and Restated Code of Regulations, in addition to applicable regulations adopted by the Securities and Exchange Commission under the Exchange Act, as amended.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc. The transfer agent and registrar’s address is P.O. Box 1342, Brentwood, NY 11717.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The debt securities will be general obligations of the Company. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

The debt securities will be issued under an indenture between us and a third party to be identified in a prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture.

Capitalized terms used in this “Description of Debt Securities” and not defined herein have the meanings specified in the indenture. As used in this “Description of Debt Securities” the terms “we”, “our,” and “us” refer only to Myers Industries, Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	any limit on the aggregate principal amount of the series of debt securities;
•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;
•	the date or dates on which the principal on the series of debt securities is payable;
•

the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any to extend the interest periods and the duration of that extension;
•	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;
•	the terms and conditions upon which the debt securities may be redeemed;
•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;
•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000 in excess thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;
•	any provisions relating to any security provided for the debt securities;
•

any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and
•	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange. In the event of any redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•

register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the trustee as custodian for the depositary or its nominee; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or
•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

•	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;
•	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;
•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;
•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;
•	failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;
•

default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and
•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency;
•

conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

•	provide for the issuance of additional debt securities;
•

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;
•	add guarantees with respect to the debt securities;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	secure the debt securities;
•	add or appoint a successor or separate trustee;
•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or
•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;
•	change the place of payment or currency in which principal, any premium or interest is paid;
•	impair the right to institute suit for the enforcement of any payment on the debt securities;
•	waive a payment default with respect to the debt securities;
•	reduce the interest rate or extend the time for payment of interest on the debt securities;
•	make any change to the amendment and modification provisions in the indenture; or
•

reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. As used in this “Description of Depositary Shares” the terms “we”, “our,” and “us” refer only to Myers Industries, Inc. and not, unless otherwise indicated, any of our subsidiaries.

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date; provided, however, that if we or the depositary is required by law to withhold an amount on account of taxes, then the amount distributed to the holders of depositary shares shall be reduced accordingly. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of the depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, converted or exchanged into our other securities, the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred stock on the basis set forth in the prospectus supplement for such class or series of preferred stock, but holders of such whole shares of preferred stock will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred stock be delivered upon surrender of depositary receipts to the depositary.

Conversion, Exchange and Redemption

If any class or series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts representing the shares of preferred stock being converted or exchanged will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem or convert shares of preferred stock held by the depositary, the depositary will redeem or convert, at the same time, the number of depositary shares representing the preferred stock to be redeemed or converted. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption of the applicable series of preferred stock. The depositary will mail notice of redemption or conversion to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption or conversion. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable class or series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares are to be redeemed by lot on a pro rata basis or by any other equitable method as the depositary may decide.

After the redemption or conversion date, the depositary shares called for redemption or conversion will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption or conversion.

Voting the Preferred Stock

When the depositary receives notice of a meeting at which the holders of the particular class or series of preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendment and Termination of the Deposit Agreement

We and the depositary may agree at any time to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or (b) otherwise materially adversely affects any substantial existing rights of holders of depositary shares, will not take effect until such amendment is approved by the holders of at least a majority of the depositary shares then outstanding. Any holder of depositary shares that continues to hold its shares after such amendment has become effective will be deemed to have agreed to the amendment.

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination of holders of depositary shares at least 30 days prior to termination. The depositary may terminate the deposit agreement if 90 days have elapsed after the depositary delivered written notice of its election to resign and a successor depositary is not appointed. In addition, the deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares;
•	all outstanding shares of preferred stock have been converted into or exchanged for common stock; or
•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Reports and Obligations

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated articles of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Our obligations under the deposit agreement are limited to performance in good faith of the duties stated in the deposit agreement. The depositary assumes no obligation and will not be subject to liability under the deposit agreement except to perform such obligations as are set forth in the deposit agreement without negligence or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or class or series of preferred stock unless the holders of depositary shares requesting us to do so furnish us with a satisfactory indemnity. In performing our obligations, we and the depositary may rely and act upon the advice of our counsel or accountants, on any information provided to us by a person presenting shares for deposit, any holder of a receipt, or any other document believed by us or the depositary to be genuine and to have been signed or presented by the proper party or parties.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary at any time. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent.

General

We expect the following provisions will generally apply to warrants we may offer, unless we specify otherwise in the applicable prospectus supplement. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Terms

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of the warrants;
•	the offering price, if any;
•	the aggregate number of warrants;
•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at one time;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	the redemption or call provisions, if any;
•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;
•	the anti-dilution provisions of the warrants;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	exercise any rights as shareholders of Myers.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered. A holder or prospective holder of subscription rights should refer to the applicable prospectus supplement for more specific information.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, our common stock, preferred stock, debt securities, depositary shares or any combination of the foregoing at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security.

The prospectus supplement relating to any purchase contracts or purchase units we are offering will specify the material terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;
•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;
•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;
•

the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common stock or preferred stock over a specified period or determined by reference to other factors;

•

whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;
•

the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•

the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment; the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors.

The descriptions of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus are summaries of the material provisions that would appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the purchase contracts, purchase units and any applicable underlying security being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

The foregoing description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

•	to or through underwriters or dealers;
•	directly by us to purchasers;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents;
•	through a combination of any of these methods of sale; or
•	through any other methods described in a prospectus supplement.

The prospectus supplements relating to an offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the net proceeds to us from the sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
•	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In any applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and we will describe any commissions payable to the agent. Unless we inform you otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in any applicable prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in any applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in any applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in any applicable prospectus supplement. Any applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform other services for us in the ordinary course of their businesses.  Other than our common stock, which is listed on the NYSE, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Vorys, Sater, Seymour and Pease LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Myers Industries, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Myers Industries, Inc. and Subsidiaries appearing in Myers Industries, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, and the effectiveness of Myers Industries, Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$43,640
Printing expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Miscellaneous expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Myers Industries, Inc.’s Amended and Restated Code of Regulations

Pursuant to Article Six of the Amended and Restated Code of Regulations of the Company, the Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. Article Six further provides that the indemnification provided for therein shall not be deemed to restrict the right of the Company (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

The rights provided in Article Six are in addition to any rights provided by contract or as a matter of law.

Ohio General Corporation Law

Ohio General Corporation Law Section 1701.13(E) includes indemnification provisions similar to Article Six of the Company’s Amended and Restated Code of Regulations. Section 1701.13(E)(1) of the Ohio General Corporation Law provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio General Corporation Law concerning unlawful loans, dividends and distribution of assets.

In addition, Section 1701.13(E)(5)(a) requires a corporation to pay any expenses, including attorneys’ fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. Section 1701.13(E)(7) and (F)(2) further authorizes a corporation to enter into contracts regarding indemnification and to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such.

Indemnification Agreements

We have also entered into indemnification agreements with our directors providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by Ohio law and the Company’s Articles of Incorporation or Code of Regulations, as amended. The indemnification agreements provide for advancements by us of certain expenses and costs relating to claims, actions, suits or proceedings arising from their service to us, subject to a written undertaking to repay as provided for under Ohio law. The Company presently maintains insurance for the benefit of persons entitled to indemnification.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934)

that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1	Amended and Restated Articles of Incorporation of Myers Industries, Inc. Incorporated by reference to Exhibit 3(a) to the registrant’s Annual Report on Form 10-K filed on March 16, 2005.

4.2	Amended and Restated Code of Regulations, as amended, of Myers Industries, Inc. Incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on December 8, 2020.

4.3*	Form of Specimen Certificate Representing Preferred Stock.

4.4	Form of Indenture.

4.5*	Form of Deposit Agreement and Depositary Receipt.

4.6*	Form of Warrant.

4.7*	Form of Warrant Agreement.

4.8*	Form of Subscription Rights Agreement.

4.9*	Form of Purchase Contract Agreement.

4.10*	Form of Unit Agreement.

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP.

23.1	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young, LLP, independent registered public accounting firm.

24.1	Power of Attorney.

25.1*†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee, as trustee under the indenture filed as Exhibit 4.6 above.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

†	To be filed in accordance with the requirements of Item 601(b)(25) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Akron, State of Ohio, on this 11th day of March, 2021.

MYERS INDUSTRIES, INC.

/s/ Michael P. McGaugh
Michael P. McGaugh
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael P. McGaugh	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2021
Michael P. McGaugh

/s/ Daniel W. Hoehn	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2021
Daniel W. Hoehn

*	Director	March 11, 2021
Yvette Dapremont Bright

*	Director	March 11, 2021
Sarah R. Coffin

*	Director	March 11, 2021
Ronald M. De Feo

*	Director	March 11, 2021
William A. Foley

*	Director	March 11, 2021
Jeffrey Kramer

*	Director	March 11, 2021
F. Jack Liebau, Jr.

*	Director	March 11, 2021
Bruce M. Lisman

*	Director	March 11, 2021
Lori Lutey

*	Director	March 11, 2021
Jane Scaccetti

*	Director	March 11, 2021
Robert A. Stefanko

* The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which has been filed as an exhibit to this registration statement on behalf of such directors and officers.

By:	/s/ Michael P. McGaugh	Date: March 11, 2021
Michael P. McGaugh
Title: Attorney-in-fact